UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/02/2011

Savient Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15313

DE	13-3033811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Tower Center
East Brunswick, NJ 08816
(Address of principal executive offices, including zip code)

732-418-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 2, 2011, Savient Pharmaceuticals, Inc. (the "Company") announced that it has granted time-based and performance-based options to purchase shares of the Company's common stock to Richard Crowley, the Company's newly appointed Executive Vice President of Biopharmaceutical Operations. The grants were made pursuant to the NASDAQ inducement grant exception and not pursuant to the Company's equity incentive plan.
The performance-based stock option is for the purchase of 50,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on April 29, 2011. The option has a ten-year term and will vest and become exercisable upon the satisfaction of the performance conditions agreed upon by Mr. Crowley and the Company's Board of Directors. In the event of the termination of Mr. Crowley's employment by the Company without "cause" (as such term is defined in the employment agreement between the Company and Mr. Crowley) or by Mr. Crowley for "good reason" (as such term is defined in the employment agreement), the performance-based stock option will immediately terminate and cease to be exercisable; provided, however, that such stock option will accelerate and become fully vested if, on or after the date of the announcement of a transaction which leads to a "change of control" (as such term is defined in the employment agreement) of the Company and up to 12 months following the date of the change in control, Mr. Crowley is terminated without cause or terminates his employment for good reason. In the event that any performance condition is not met by the specified date for achieving such performance condition (if any), the portion of such stock option subject to such performance condition will immediately terminate and cease to be exercisable.
The time-based stock option is for the purchase of 50,000 shares of the Company's common stock with an exercise price equal to the closing price of the Company's common stock on April 29, 2011. The option has a ten-year term and will vest and become exercisable as to 12,500 shares on April 29, 2012, and as to an additional 3,125 shares at the end of each successive three-month period thereafter until April 29, 2015. In the event of the termination of Mr. Crowley's employment by the Company without cause or by Mr. Crowley for good reason, the time-based stock option will immediately accelerate and become fully vested.
The full text of the press release announcing these option grants to Mr. Crowley is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Savient Pharmaceuticals, Inc.

Date: May 02, 2011	By:	/s/ Philip K. Yachmetz
Philip K. Yachmetz
SVP & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated May 2, 2011